Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259347

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 7, 2021)

SUPER LEAGUE GAMING, INC.

Up to $10,100,000 in Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $10.0 million of newly issued shares of our common stock, par value $0.001 per share (the “Purchase Shares”), that we may sell to Tumim Stone Capital, LLC (“Tumim”), from time to time pursuant to the Common Stock Purchase Agreement, dated as of March 25, 2022 (the “Purchase Agreement”), that we have entered into with Tumim, and an additional 50,000 shares of our common stock, valued at $100,000 at the time of issuance, being issued to Tumim as commitment shares under the Purchase Agreement (the “Commitment Shares”). This prospectus supplement and the accompanying base prospectus also cover the resale of these shares by Tumim to the public. See “The Tumim Transaction” for a description of the Purchase Agreement and additional information regarding Tumim. Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Purchase Shares will be based upon a formula set forth in the Purchase Agreement and will fluctuate based on the market price of our common stock at the time we submit a purchase notice to Tumim. We will pay the expenses incurred in connection with the issuance of the shares of our common stock. See “Plan of Distribution.”

We have retained Americas Executions, LLC to act as our placement agent (the “Placement Agent”) in connection with the resale of the shares issued hereunder. The Placement Agent will receive a cash fee of $25,000 upon the closing of the offering contemplated herein. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “SLGG.” On March 28, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.99 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in any amendments or supplements to this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Placement Agent

Americas Executions, LLC

The date of this prospectus supplement is March 29, 2022.

SUPER LEAGUE GAMING, INC.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus, or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-6, the accompanying base prospectus beginning on page 1, and our Annual Report on Form 10-K for the year ended December 31, 2020 (our “2020 Annual Report”), which is incorporated by reference into this prospectus.

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” and “Super League” refer collectively to Super League Gaming, Inc., a Delaware corporation, and its subsidiaries.

Company Overview

We build and operate networks of games, monetization tools and content channels across open-world gaming platforms that empower developers, energize players, and entertain fans. Our solutions provide incomparable access to an audience consisting of players in the largest global metaverse environments, fans of hundreds of thousands of gaming influencers, and viewers of gameplay content across major social media and digital video platforms. Fueled by proprietary and patented technology systems, the Company’s platform includes access to vibrant in-game communities, a leading metaverse advertising platform, a network of highly viewed channels and original shows on Instagram, TikTok, Snap, YouTube, and Twitch, cloud-based livestream production tools, and an award-winning esports invitational tournament series. Super League’s properties deliver powerful opportunities for brands and advertisers to achieve impactful insights and marketing outcomes with gamers of all ages.

We generate revenues from (i) advertising, serving as a marketing channel for brands and advertisers to reach their target audiences of gamers across our network, (ii) content, curating and distributing esports and gaming-centric entertainment content for our own network of digital channels and media and entertainment partner channels, and (iii) direct-to-consumer offers, including digital subscriptions, in-game digital goods and gameplay access fees. We operate in one reportable segment to reflect the way management and our chief operating decision maker review and assess the performance of the business.

During the year ended December 31, 2021 (“fiscal 2021”), management continued to focus on monetization with respect to our three primary revenue streams: (1) advertising revenues, (2) content revenues, and (3) direct-to-consumer revenues. In addition to the strong key performance indicator performance during fiscal 2021, we continued to: (i) focus on our premium advertising model for future monetization of our rapidly growing premium advertising inventory, and increased revenues generated from programmatic display and video advertising units; (ii) focus on the monetization of our original and user-generated content library and remote production and broadcast capabilities, which emerged as a component of revenue in 2020; (iii) focus on the monetization of the gamer and creator through direct-to-consumer offers, including increases in sales of digital goods with our Minehut, Mineville and Pixel Paradise digital properties, and the continued rollout of our micro-transaction marketplace; and (iv) unlock new ways that our content production technology can extend beyond esports into other entertainment formats representing revenue growth opportunities in the current and future periods. We expect to continue to grow our advertising pipeline across various verticals with the capability to provide brands and advertisers with targeted, high-quality integrations that warrant premium cost per impression (“CPM”) advertising rates.

Recent Acquisitions

During fiscal 2021, we completed the following acquisitions (collectively, the “2021 Acquisitions”):

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We acquired Mobcrush Streaming, Inc. (“Mobcrush”), effective June 1, 2021, and in the fourth quarter of 2021, continued integrating of our sales, engineering and product teams.  We believe our acquisition and integration of Mobcrush will enable us to provide brands, advertisers, and other consumer-facing businesses with significant audience reach across the most important engagement channels in video gaming—competitive events, social media and live streaming content, and in-game experiences. With the acquisition of Mobcrush, we have the potential for a U.S. monthly viewing audience of 85 million users, which would create a top-50 U.S. media property according to measurements used by Nielsen Holdings, Inc. Annually, on a combined basis, we have the potential to generate 7.7 billion U.S. video views across live streaming platforms, two billion views on social media platforms, and enable 60 million hours of gameplay on owned and operated platforms. Collectively, we believe Super League and Mobcrush combined could generate and distribute over 200,000 gameplay highlights across streaming and social channels per month.

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On August 11, 2021, we completed the acquisition of Bannerfy, Ltd. (“Bannerfy”), which reinforces our commitment to helping creators monetize their fan base as they seek to turn their passion into their livelihood. The acquisition also provides brands with access to premium inventory from creators to establish organic connections with their fans and followers through our platform. Based in the United Kingdom, Bannerfy leverages a strong roster of European gaming creators and brand partners and, as our first international acquisition, expands our advertising and sponsorship partner base.

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On October, 4, 2021, we completed the acquisition of Bloxbiz Co. (“Bloxbiz”), a dynamic advertising platform designed specifically for metaverse environments. Bloxbiz’s initial deployment enables brands to advertise across popular Roblox game titles and helps Roblox creators with monetization and game analytics. Bloxbiz’s advertising platform reaches more than 70 million monthly active Roblox users across a collection of more than 150 curated, brand-safe games. In-game ads take the form of creative billboards that complement the gaming experience, allowing for natural discovery without interrupting gameplay. The ads are measured through Bloxbiz’s advanced technology, which verifies viewability in a 3D space and provides aggregated audience geographic, language, and device data. The acquisition allows us to execute on our strategic plans to extend our existing and expanding presence and reach in the metaverse.

As a result of our organic growth and the impact of our 2021 Acquisitions, we have significantly enhanced our internal direct sales force and partnership leaders, with approximately 30% of our headcount revenue-facing, and we have deepened our product and engineering functions with specific expertise in metaverse game design, advertising technology, creator tool development, and data and analytics.

We believe we are one of the only companies operating at scale in Minehut and Roblox. In addition, we believe there are significant opportunities to port our products and know-how into other metaverse gaming platforms. Our consumer-facing reach now includes:

●	a library of dozens of our own Minecraft game engines that we leverage across our Minehut, Mineville and Pixel Paradise properties;

●	game creator partnerships that provide us with access to 150 popular Roblox game worlds, which we expect to continue to expand as we increase our network participation; and

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the ability to reach gaming audiences in the hundreds of millions through the combination of our own and our creators’ social media reach, enabled by our content capabilities, ranging from live gameplay and entertainment broadcasts to on-demand clips for social distribution and influencer partnerships.

Embedded in our consumer properties are a variety of innovative ad products, developer tools and analytics, as well as our technology, which collectively support content production and broadcasting, feed our content network, and support a brand’s campaign objectives.

We offer a suite of metaverse gaming and content products from custom metaverse integrations inside existing games or the creation of new, bespoke worlds, supported by dynamic, in-game ad units and custom content to drive amplification and attract quality CPMs. Combined with our livestream and broadcast capabilities, we are able to deliver an end-to-end metaverse solution for advertisers and brands. Through our organic and inorganic growth in fiscal 2021, our premium advertising inventory and offer to brands has expanded significantly, which allows us to offer premium engagement with advertiser’s and brand’s targeted audiences in a safe, trusted and measurable way through deep, multi-faceted campaigns leading to growth in the size and scope of our advertising deals to attract a larger share of advertisers’ wallets.

During the second half of fiscal 2021 we also focused on continuing to forge strategic partnerships to create a global reseller network to augment our direct salesforce efforts. These partners have breadth and depth across all of the significant industry verticals along with global geographic coverage, which we believe will facilitate the acceleration of the rollout and awareness for our innovative ad products and drive the acceleration of future monetization.

Registered Direct Offerings

During the first quarter of fiscal 2021 we offered and sold to certain institutional investors an aggregate total of 7,516,253 shares of our common stock in registered direct offerings pursuant to our effective shelf registration statement on Form S-3. We received aggregate net proceeds of approximately $33.6 million after deducting offering expenses and commissions.

Risks Related to Our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. These risks are more fully described in the section titled “Risk Factors” in this prospectus and in Item 1A of our 2020 Annual Report, which is incorporated by reference into this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to have only two years of audited financial statements and related disclosure in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”);

●	an exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended;

●	an extended transition period for complying with new or revised accounting standards;

●	reduced disclosure about our executive compensation arrangements; and

●	no requirement for non-binding advisory votes on executive compensation or golden parachute arrangements.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We may take advantage of these provisions from the JOBS Act until the end of the fiscal year in which the fifth anniversary of our initial public offering occurs, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (i) the last day of the fiscal year (a) in which we have more than $1.07 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens under the JOBS Act. We have taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

Corporate Information

Super League Gaming, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc. Our principal executive offices are located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404. Our Company telephone number is (802) 294-2754 and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Common stock offered by us

Up to $10,000,000 of shares of our common stock that we may sell to Tumim from time to time at our sole discretion until September 25, 2023 pursuant to the Purchase Agreement, and an additional 50,000 shares of our common stock, valued at $100,000 at the time of issuance, being issued to Tumim as Commitment Shares.

Common stock to be outstanding immediately after the closing of this offering

41,884,313 shares, assuming the sale of 5,025,125 shares at a price of $1.99 per share, which was the closing price of our common stock on The Nasdaq Capital Market on March 28, 2022, and the 50,000 shares of our common stock issued to Tumim as Commitment Shares. The actual number of shares issued will vary depending on the sales prices in this offering.

Use of proceeds

We may receive proceeds of approximately $9.9 million from the sale of the Purchase Shares to Tumim under the Purchase Agreement after deducting the Placement Agent fees and estimated offering expenses payable by us. We will not receive any cash proceeds from the issuance of the Commitment Shares. We currently intend to use the net proceeds from the sale of Purchase Shares in this offering, if any, for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. See “Use of Proceeds” beginning on page S-17 of this prospectus supplement for additional detail.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, beginning on page  of the accompanying base prospectus, and in the documents incorporated herein and therein by reference.

Trading symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “SLGG.”

The number of shares of common stock to be outstanding immediately after this offering is based on 36,809,187 shares of common stock outstanding as of March 28, 2022, and excludes as of that date:

●	2,266,151 shares of common stock issuable upon the exercise of common stock purchase warrants, with a weighted average exercise price of $9.70 per share;
●	2,433,000 shares of common stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $5.18 per share;
●	326,416 shares of common stock issuable upon vesting of non-vested restricted stock units outstanding;
●	468,994 shares of common stock reserved for issuance pursuant to our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”); and
●	50,000 Commitment Shares issued to Tumim upon execution of the Purchase Agreement on March 25, 2022.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our 2020 Annual Report, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Tumim, or the actual gross proceeds resulting from those sales.

On March 25, 2022 we entered into the Purchase Agreement with Tumim, pursuant to which Tumim committed to purchase up to $10.0 million in shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. We generally have the right to control the timing and amount of any sales of our shares of common stock to Tumim under the Purchase Agreement, although we are unable to control the market price of the common stock at the time such shares are sold or the purchase price per share that Tumim will pay for such shares. Our decision to sell shares of common stock under the Purchase Agreement, if any, to Tumim will depend upon market conditions, the trading price of the common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell to Tumim all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $10.0 million of Purchase Shares to Tumim, we are precluded from issuing and selling more than 7,361,833 shares of our common stock (including the Commitment Shares), which number equals 19.99% of the number of shares of our common stock issued and outstanding as of March 25, 2022 (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules. If, after the Commencement Date (as defined below), we elect to sell to Tumim all of the Purchase Shares permitted under the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $10.0 million total commitment in light of the Exchange Cap limitation, which could materially adversely affect our liquidity.

Further, because the purchase price per share to be paid by Tumim for the Purchase Shares that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the three consecutive trading day period immediately following the exercise date for such purchase made pursuant to the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of common stock that we will sell to Tumim thereunder, if any, the purchase price per share that Tumim will pay for such shares, or the aggregate gross proceeds that we will receive from those purchases, if any.

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

The sale or issuance of our common stock to Tumim may cause dilution and the sale of the shares of common stock by Tumim that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our common stock to decrease.

The sale of shares of our common stock to Tumim as Purchase Shares under the Purchase Agreement will be at our sole discretion from time to time, commencing after the satisfaction of certain conditions set forth in the Purchase Agreement until September 25, 2023. The purchase price for the Purchase Shares that we may sell to Tumim under the Purchase Agreement will fluctuate based on the trading price of our common stock. Depending on market liquidity at the time, sales of such Purchase Shares may cause the trading price of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of Purchase Shares to Tumim. We may ultimately decide to sell to Tumim all, some or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Purchase Shares to Tumim, after Tumim has acquired the Purchase Shares, Tumim may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Tumim, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The terms of the Purchase Agreement limit the amount of shares of common stock we may issue to Tumim, which may have an adverse effect on our liquidity.

The Purchase Agreement includes restrictions on our ability to sell Purchase Shares to Tumim, including, subject to specified limitations, if a sale would cause Tumim and its affiliates to beneficially own more than 4.99% (which Tumim may increase to up to 9.99% upon 61 days’ prior written notice to us) of our issued and outstanding common stock (the “Beneficial Ownership Limitation”). Accordingly, we cannot guarantee that we will be able to sell all $10.0 million of shares of common stock in this offering. If we cannot sell the full amount of the shares that Tumim has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Future sales of our common stock could adversely affect investors purchasing shares issued in connection with this offering.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible into or exchangeable for common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Although our common stock is listed on The Nasdaq Capital Market, our shares are likely to be thinly traded for some time and an active market may never be developed or sustained.

Although our common stock is listed on The Nasdaq Capital Market, there is currently a very limited trading market for our common stock, and we cannot ensure that a robust trading market will ever be developed or sustained. Our shares of common stock may be thinly traded, and the price, if traded, may not reflect our actual or perceived value. The market liquidity will be dependent on the perception of our operating business, competitive forces, state of the esports gaming industry, growth rate and ability to become profitable on a sustainable basis, among other things. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may continue to be highly volatile.

Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our common stock following this offering may fluctuate substantially and may be higher or lower than the public offering price. This may be especially true for companies with a small public float such as ours. The trading price of our common stock following this offering will depend on several factors, including the risks and uncertainties described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include:

●	changes to our industry, including demand and regulations;

●	we may not be able to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing as required;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship, sponsor or licensor;

●	any major change in our management;

●	changes in accounting standards, procedures, guidelines, interpretations or principals; and

●	economic, geo-political and other external factors.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. If the market price of our common stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigation has often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the appreciation of our common stock, if any.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.  Investors in our common stock should not expect to receive dividend income on their investment, and investors may be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “Prospectus Supplement Summary” and “Risk Factors,” as well as in those sections of our 2020 Annual Report titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Although we believe that we have a reasonable basis for making each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause such difference, include:

●	overall strength and stability of general economic conditions and of the gaming and content creation industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our services and the games that we license for our tournaments and other experiences, as well as online gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●	our ability to consummate accretive acquisitions of third parties; and

●	other risks and uncertainties described in the “Risk Factors” section of our 2020 Annual Report, which are incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the section titled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to us, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus, the documents incorporated herein and those documents filed as exhibits to the registration statement on Form S-3 (File No. 333-259347) (the "Registration Statement"), of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

THE TUMIM TRANSACTION

We are offering, pursuant to the Purchase Agreement, to sell, at our option, up to $10.0 million of our common stock to Tumim (the “Total Commitment”). The Total Commitment may be sold pursuant to this prospectus under the terms of the Purchase Agreement.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as the investor thereunder. You may request copies of these agreements, and related ancillary documents, as set forth under the section titled “Where You Can Find Additional Information.”

Description of the Purchase Agreement

On March 25, 2022, we entered into the Purchase Agreement with Tumim pursuant to which we have the right, but not the obligation, to sell to Tumim up to that number of Purchase Shares equal to the Total Commitment, subject to certain limitations and conditions set forth therein. As consideration for Tumim’s commitment pursuant to the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued to Tumim 50,000 Commitment Shares, valued at $100,000 at the time of issuance, concurrently with the execution and delivery of the Purchase Agreement. We also agreed to reimburse Tumim for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $50,000.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of Purchase Shares to Tumim set forth in the Purchase Agreement (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 18-month period from and after the date of the Commencement (the “Commencement Date”), subject to earlier termination as set forth in the Purchase Agreement, to direct Tumim to make dollar volume-weighted average price (“VWAP”) purchases of Purchase Shares, as further described in the Purchase Agreement (each, a “VWAP Purchase”) by delivering a VWAP Purchase Notice (as such term is defined in the Purchase Agreement) on any trading day. We may not deliver any VWAP Purchase Notice to Tumim unless at least three trading days has elapsed since the date on which the most recent prior notice for a VWAP Purchase was delivered by us to Tumim and all Purchase Shares subject to prior VWAP Purchase Notices have been received by Tumim, unless such conditions are waived by Tumim.

The purchase price of the Purchase Shares that we elect to sell to Tumim pursuant to a VWAP Purchase will be determined by reference to the average daily VWAP of our common stock during the three-consecutive-trading-day period immediately following the date on which we timely deliver the applicable VWAP Purchase Notice for such VWAP Purchase by Tumim (the “VWAP Purchase Valuation Period”) as set forth in the Purchase Agreement, less a fixed 5.0% discount. The purchase price per share of Purchase Shares to be sold in a VWAP Purchase will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Valuation Period used to compute the purchase price per share for such purchase.

The upper limit on the number of Purchase Shares Tumim may purchase in any VWAP Purchase will be the lesser of (i) 100% of the average daily trading volume over the five-day period immediately preceding delivery of the applicable VWAP Purchase Notice, (ii) 20% of the daily trading volume on the delivery date of the VWAP Purchase Notice, or (iii) $5.0 million (the “Purchase Limit”); provided that Tumim may waive the Purchase Limit in connection with any VWAP Purchase. There is no upper limit on the price per share that Tumim could be obligated to pay for Purchase Shares under the Purchase Agreement.

From and after Commencement, we will control the timing and amount of any sales of Purchase Shares to Tumim. Actual sales of Purchase Shares to Tumim under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, market conditions, the trading price of the common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Tumim all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from directing Tumim to purchase any Purchase Shares if those shares, when aggregated with all other shares of our common stock then beneficially owned by Tumim (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder) would result in Tumim beneficially owning more than 4.99% of our issued and outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99% at the option of Tumim, except that any change will only be effective upon 61-days’ prior written notice to us.

Exchange Cap

Under applicable Nasdaq rules, in no event may we issue to Tumim under the Purchase Agreement more than 7,361,833 shares of our common stock (including the Commitment Shares), which number of shares equals the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules.

Proceeds

Because the purchase price per share to be paid by Tumim for the Purchase Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made, as of the date of this prospectus supplement it is not possible for us to predict the number of shares of common stock that we will sell to Tumim thereunder, the actual purchase price per share to be paid by Tumim for such shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of March 25, 2022, there were 36,809,187 shares of our common stock issued and outstanding, which excludes both the 50,000 Commitment Shares issuable to Tumim and the Purchase Shares we may, in our sole discretion, sell to Tumim from time to time from and after the Commencement Date pursuant to the Purchase Agreement. Further, although the Purchase Agreement provides that we may issue and sell up to an aggregate of $10.0 million of Purchase Shares to Tumim, only 7,361,833 shares of our common stock (representing the maximum number of shares we may issue and sell under the Purchase Agreement in light of the Exchange Cap limitation) may be sold to Tumim and are being registered for resale under this prospectus, which includes the Commitment Shares. If all of the shares offered hereunder were issued and outstanding as of March 25, 2022, such shares would represent approximately 19.99% of the total number of shares of our common stock outstanding as of March 25, 2022.

If, after the Commencement Date, we elect to sell to Tumim all of the Purchase Shares (in addition to the Commitment Shares) that are available for sale by us to Tumim under the Purchase Agreement and that are being registered for resale under this prospectus, depending on the market prices of our common stock during the applicable VWAP Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, the actual gross proceeds to us from the sale of all such shares may be substantially less than the $10.0 million Total Commitment.

If it becomes necessary for us to issue and sell to Tumim more shares of our common stock than are being registered for resale under this prospectus, we must first (i) obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Tumim for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by Tumim of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Tumim under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our common stock in addition to the 7,361,833 shares being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Tumim is dependent upon the number of Purchase Shares, if any, we ultimately sell to Tumim under the Purchase Agreement.

The proceeds from sales of Purchase Shares, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell Purchase Shares to Tumim. To the extent we sell Purchase Shares under the Purchase Agreement, we plan to use any proceeds therefrom for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures.

Conditions Precedent to Commencement and For Delivery of VWAP Purchase Notices

Our right to deliver VWAP Purchase Notices to Tumim under the Purchase Agreement, and Tumim’s obligation to accept VWAP Purchase Notices delivered by us, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable VWAP Purchase Exercise Date for each VWAP Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include the following:

●	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Tumim under the Purchase Agreement) shall continue to be effective under the Securities Act, and Tumim is able to utilize this prospectus to resell all of the shares of common stock included in this prospectus (and included in any such additional prospectuses);

●

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of common stock that may be issued and sold by us to Tumim under the Purchase Agreement) or prohibiting or suspending the use of this prospectus;

●

Both us and Tumim shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by such party;

●

trading in our common stock shall not have been suspended by the SEC, Nasdaq, or the Financial Industry Regulatory Authority (“FINRA”), and we shall not have received any final and non-appealable notice that the listing of our common stock on The Nasdaq Capital Market shall be terminated on a date certain (unless, prior to such date, the common stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement); and

●

there shall be the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, or seeking material damages in connection with such transactions.

Covenants

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Restrictions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition on entering into certain “Variable Rate Transactions,” as defined in the Purchase Agreement. Tumim and its affiliated entities have agreed not to cause, or engage in any manner whatsoever in, any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

Termination

The Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 18-month period following the Commencement Date, (ii) Tumim’s purchase of the Purchase Shares equal to Total Commitment, or (iii) the occurrence of certain other events set forth in the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to Tumim, provided that we have issued all Commitment Shares to Tumim.

Tumim has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);
●	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving us;
●

a lapse in the effectiveness of the registration statement that includes this prospectus for any reason (including the issuance of a stop order by the SEC), or this prospectus otherwise becomes unavailable to Tumim for the resale of all of the shares of common stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of Tumim;

●

a suspension of trading in our common stock on The Nasdaq Capital Market (or if our common stock is then listed on an Eligible Market (as defined in the Purchase Agreement), trading in our common stock on such Eligible Market) for a period of three consecutive trading days; or

●

we are in material breach or default of the Purchase Agreement and, if such breach or default is capable of being cured, such breach or default is not cured within ten trading days of our receipt of notice of such breach or default.

No termination of the Purchase Agreement by us or by Tumim will become effective prior to the fifth trading day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the agreement with respect to any pending VWAP Purchase, and both we and Tumim have agreed to complete our respective obligations with respect to any such VWAP Purchase under the Purchase Agreement.

Existing Stockholders; Dilution

The issuance of shares of our common stock to Tumim pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Tumim under the Purchase Agreement. For additional information, refer to the sections of this prospectus titled “Risk Factors” and “Dilution.”

SELLING STOCKHOLDER

This prospectus covers the possible resale from time to time by Tumim of any or all of the shares of our common stock, including all Purchase Shares and Commitment Shares, that have been or may be issued or sold by us to Tumim under the Purchase Agreement. All such shares of common stock that are being registered under the Securities Act for resale by Tumim in this offering are expected to be freely tradable. The resale by Tumim of a significant number of shares of our common stock that are registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of Purchase Shares, if any, to Tumim under the Purchase Agreement will depend upon market conditions, the trading price of the common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell Tumim all, some, or none of the Purchase Shares that may be available for us to sell to Tumim pursuant to the Purchase Agreement.

If and when we do elect to sell Purchase Shares to Tumim, Tumim may resell all, some, or none of those shares at any time or from time to time in its discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from Tumim in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from Tumim as a result of future sales made by us to Tumim at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of Purchase Shares to Tumim, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of our arrangement with Tumim, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $10.0 million of Purchase Shares to Tumim, only 7,361,833 shares of our common stock (representing the maximum number of shares we may issue and sell under the Exchange Cap limitation) are being registered for resale under this prospectus, which includes the 50,000 Commitment Shares. If, after the Commencement Date, we elect to issue and sell to Tumim all shares of common stock being registered for resale under this prospectus, the actual gross proceeds from the sale of all such shares may be substantially less than the $10.0 million Total Commitment available to us under the Purchase Agreement, depending on the market prices of our common stock during each applicable VWAP Purchase Valuation Period. If it becomes necessary for us to issue and sell to Tumim more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $10.0 million, we must first obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Tumim for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of common stock in addition to the 7,361,833 shares of our common stock being registered for resale hereunder could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Tumim is dependent upon the number of Purchase Shares, if any, we ultimately sell to Tumim under the Purchase Agreement.

The table below presents information regarding the selling stockholder and the shares of common stock that it may from time to time offer for resale under this prospectus. As used in this section, the term “selling stockholder” means Tumim. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer for resale under this prospectus, and is comprised of the Commitment Shares we have issued to Tumim, as well as the additional shares of common stock we may sell to Tumim from time to time as Purchase Shares under the Purchase Agreement, subject to the Exchange Cap limitation. The selling stockholder may sell some, all or none of the shares it receives in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our common stock with respect to which the selling stockholder has voting and investment power. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on the date of each VWAP Purchase, the number of shares that we may actually sell under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
	Number	Percent	Prospectus(1)	Number(2)	Percent(3)
Tumim Stone Capital, LLC (4)	-	-%	7,361,833	7,361,833	16.67%

(1)

Consists of the Commitment Shares we issued to Tumim on March 25, 2022, as well as the maximum number of Purchase Shares we may sell to Tumim pursuant to the Purchase Agreement under the Exchange Cap limitation. The number of Purchase Shares to be sold is subject to certain limitations set forth in the Purchase Agreement. The Purchase Agreement also prohibits us from issuing and selling any Purchase Shares to Tumim to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of our common stock to exceed the Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling more than 7,361,833 shares of our common stock under the Purchase Agreement without obtaining stockholder approval to issue additional shares in accordance with applicable rules of The Nasdaq Capital Market, unless the average per share purchase price paid by Tumim for all shares of common stock sold under the Purchase Agreement equals or exceeds the Base Price (as defined in the Purchase Agreement), in which case the Exchange Cap limitation will not apply.

(2)	Assumes the issuance and sale of all shares of our common stock being offered for resale pursuant to this prospectus, which includes the Commitment Shares.

(3)

Applicable percentage ownership is based on 36,809,187 shares of our common stock outstanding immediately following the execution of the Purchase Agreement, plus the 50,000 Commitment Shares issued to Tumim in connection with the execution of the Purchase Agreement, 7,311,833 shares of our common stock, the maximum number of shares of our common stock we can sell under the Purchase Agreement as a result of the Exchange Cap, bringing the total number of shares outstanding assuming the issuance and sale of all shares being offered for resale pursuant to this prospectus, to 44,171,020.

(4)

The business address of Tumim Stone Capital, LLC is 140 Broadway, 38th Floor, New York, NY 10005. Tumim Stone Capital, LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital, LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital, LLC is a member of FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital, LLC, and directly or indirectly by 3i Management, LLC and 3i, LP.

USE OF PROCEEDS

We may sell shares of our common stock from time to time in this offering with aggregate net proceeds of approximately $9.9 million after deducting the Placement Agent fees and estimated offering expenses payable by us. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount and proceeds to us, if any, are not determinable at this time.

The following table sets forth the amount of gross proceeds we would receive from Tumim from our sale of Purchase Shares under the Purchase Agreement at varying purchase prices, assuming we were to sell the maximum number of Purchase Shares to Tumim permitted under the Exchange Cap thereunder:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Tumim (2)	Gross Proceeds from the Sale of Shares to Tumim Under the Purchase Agreement
$1.00		7,311,833	16.57%	$7,311,833
$1.50		6,666,667	15.33%	$10,000,000
$1.99	(3)	5,025,126	12.01%	$10,000,000
$2.00		5,000,000	11.96%	$10,000,000
$2.50		4,000,000	9.80%	$10,000,000
$3.00		3,333,333	8.30%	$10,000,000

(1)

Although the Purchase Agreement provides that we may sell up to $10.0 million of our common stock to Tumim, we are only registering 7,361,833 shares under this prospectus, which may or may not cover all of the shares of our common stock we ultimately sell to Tumim under the Purchase Agreement. We will not issue more than an aggregate of 7,361,833 shares of our common stock unless otherwise approved by our board of directors, and unless we obtain a stockholder vote to do so or the average purchase price of such shares equals or exceeds the Base Price (as that term is defined in the Purchase Agreement). The number of registered shares to be issued as set forth in this column (i) gives effect to the Exchange Cap (as applicable), (ii) is without regard to the Beneficial Ownership Limitation, and (iii) excludes the 50,000 Commitment Shares.

(2)

The denominator is based on 36,809,187 shares outstanding as of March 25, 2022 adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to Tumim, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing price of our common stock on March 28, 2022.

We currently intend to use the net proceeds we receive from this offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. We may also invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.  Investors in our common stock should not expect to receive dividend income on their investment, and investors may be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent the public offering price per share of our common stock exceeds the net tangible book value per share of our common stock immediately following this offering. As of September 30, 2021, the net tangible book value of our common stock was approximately $24.6 million, or $0.69 per share of common stock based on 35,778,259 shares of our common stock issued and outstanding. Net tangible book value per share as of a particular date represents common equity less intangible assets and goodwill, divided by the number of shares of our common stock outstanding.

After giving effect to (i) the issuance of 50,000 Commitment Shares to Tumim upon execution of the Purchase Agreement, (ii) the sale of $10.0 million of shares of our common stock at an assumed offering price of $1.99 per share, the last reported sale price of our common stock on March 28, 2022, and (iii) after deducting fees and estimated offering expenses payable by us, the pro forma net tangible book value as of September 30, 2021 would have been approximately $34.5 million. This represents an immediate increase in the net tangible book value of $0.16 per share to existing stockholders and an immediate dilution of $1.14 per share to the investor purchasing shares of our common stock in this offering.

The following table illustrates the dilution in net tangible book value per share as a result of this offering:

Assumed public offering price per share		$1.99

Net tangible book value per share as of September 30, 2021	$0.69
Increase in net tangible book value per share after giving effect to this offering	$0.16

Pro forma net tangible book value per share as of September 30, 2021		$0.85

Dilution per share to new investors in this offering		$1.14

The number of shares of common stock that will be outstanding after this offering is based on 35,778,259 shares of common stock outstanding as of September 30, 2021, and excludes as of such date:

●	2,266,151 shares of common stock issuable upon the exercise of common stock purchase warrants, with a weighted average exercise price of $9.70 per share;

●	2,413,936 shares of common stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $5.20 per share;

●	360,896 shares of common stock issuable upon the vesting of non-vested restricted stock units outstanding; and

●	1,860,391 shares of common stock reserved for issuance pursuant to our 2014 Plan.

The foregoing discussion and table do not take into account further dilution to investors that could occur upon the vesting of outstanding restricted stock units or the exercise of outstanding stock options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering to sell, at our option, up to $10.0 million of our common stock to Tumim under the terms of the Purchase Agreement. This prospectus also covers the resale of these shares by Tumim to the public.

Purchase Agreement

On March 25, 2022, we entered into the Purchase Agreement with Tumim pursuant to which we have the right, but not the obligation, to sell to Tumim up to that number of Purchase Shares equal to the Total Commitment, subject to certain limitations and conditions set forth therein. As consideration for Tumim’s commitment pursuant to the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued to Tumim 50,000 Commitment Shares, valued at $100,000 at the time of issuance, concurrently with the execution and delivery of the Purchase Agreement.

The purchase price of the Purchase Shares that we elect to sell to Tumim pursuant to a VWAP Purchase will be determined by reference to the average daily VWAP of our common stock during the VWAP Purchase Valuation Period as set forth in the Purchase Agreement, less a fixed 5.0% discount. Accordingly, the purchase price for the Purchased Shares will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement.

Tumim may not assign or transfer its rights and obligations under the Purchase Agreement.

Placement Agent

We have retained Americas Executions, LLC to act as Placement Agent in connection with the resale of the shares issued hereunder. The Placement Agent will receive a cash fee of $25,000 upon the closing of the offering contemplated herein.

Fees and Expenses

We have agreed to reimburse Tumim for certain out-of-pocket expenses incurred in connection with the transactions contemplated under the Purchase Agreement (including its legal fees and expenses), in an aggregate amount of approximately $50,000.

Resale of Shares

Tumim may sell or distribute its shares of our common stock from time to time directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices. The sale of shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

Tumim has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim has informed us that each such broker-dealer will receive commissions from Tumim that will not exceed customary brokerage commissions.

Termination or Suspension of Offering

This offering will terminate on the date that all shares offered by this prospectus have been resold by Tumim. We may suspend the sale of shares to Tumim pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information.

No Short Sales

Tumim has represented to us that at no time prior to the execution of the Purchase Agreement has Tumim or its agents, representatives or affiliates engaged in or effected, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Tumim agreed that, during the term of the Purchase Agreement, Tumim and its agents, representatives and affiliates, will not enter into or effect, directly or indirectly, any of the foregoing transactions.

Statutory Underwriter; Regulation M

Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. As an underwriter, Tumim is required to comply with certain requirements of the Securities Act and the Exchange Act, including Regulation M. With certain exceptions, Regulation M precludes Tumim, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Except as disclosed in this prospectus supplement, we know of no existing arrangements between Tumim or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SLGG.” On March 28, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.99 per share.

Additional Information

We may from time to time file with the SEC one or more supplements to this prospectus, or amendments to the registration statement to which this prospectus relates, to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares, any compensation paid to any such brokers, dealers, underwriters or agents, and any other required information.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The financial statements of Super League Gaming, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020, incorporated in this prospectus by reference from the 2020 Annual Report, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We maintain a website at http://ir.superleague.com through which you can obtain copies of the reports, proxy and information statements, and other information we file electronically with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-259347) under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of common stock offered pursuant to this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. Certain contracts and other documents described in this prospectus, and the documents incorporated by reference herein, are filed as exhibits to the registration statement, and you may review the full text of these contracts and documents by referring to these exhibits. For further information with respect to us and the shares of common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements. You should read the information incorporated by reference because it is an important part of this prospectus.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 19, 2021;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed May 17, 2021;
●	our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed August 16, 2021;
●	our Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed November 15, 2021;
●	our Current Report on Form 8-K, filed on January 14, 2021;
●	our Current Report on Form 8-K, filed on February 12, 2021;
●	our Current Report on Form 8-K, filed on March 11, 2021;
●	our Current Report on Form 8-K, filed on March 23, 2021;
●	our Current Report on Form 8-K, filed on April 21, 2021;
●	our Current Report on Form 8-K, filed on May 27, 2021;
●	our Current Report on Form 8-K, filed on June 7, 2021, as amended on August 13, 2021;
●	our Current Report on Form 8-K, filed on June 16, 2021;
●	our Current Report on Form 8-K, filed on August 30, 2021;
●	our Current Report on Form 8-K, filed on September 10, 2021;
●	our Current Report on Form 8-K, filed October 7, 2021;
●	our Current Report on Form 8-K, filed on January 7, 2022; and
●

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items, unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the Offering, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained in this prospectus, or in a document incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or contained in any other subsequently filed document which is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but which is not delivered with this prospectus. You may request a copy of these filings, excluding the exhibits to such filings, which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(802) 294-2754

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

BASE PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to $100 million of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “SLGG.” On September 2, 2021, the last reported sale price per share of our common stock was $4.20 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2021

SUPER LEAGUE GAMING, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus and any accompanying prospectus supplement, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, before deciding whether to purchase our securities.

Unless the context requires otherwise, the words "we," "us," "our," the "Company," and "Super League" refer collectively to Super League Gaming, Inc., a Delaware corporation, and its subsidiaries.

Company Overview

Super League is a leading video game entertainment and experiences company that gives tens of millions of players multiple ways to create, connect, compete, and enjoy the video games they love. Fueled by proprietary and patented technology systems, the company’s offerings include gameplay properties in which young gamers form vibrant in-game communities, content creation platforms that power live broadcasts and on-demand video series that generate billions of views annually across the world’s biggest distribution channels, and competitive gaming tournaments featuring many of the most popular global titles. Through partnerships with top consumer brands, in-game player and brand monetization, and a fully virtual cloud-based video production studio, Super League is building a broadly inclusive business at the intersection of content creation, creator monetization, and both casual and competitive gameplay.

Executive Summary

We believe Super League is on the leading edge of the rapidly growing competitive video gaming industry, which has become an established and vital part of the entertainment landscape. We believe there is a significant opportunity for the world of mainstream competitive players and creators who want their own esports and entertainment experience. These players and creators enjoy the competition, the social interaction and community, and the entertainment value associated with playing, creating and watching others play.

Super League is a critically important component in providing the infrastructure for mainstream competitive video gaming content and gameplay, that is synergistic and accretive to the greater esports ecosystem. Over the past five years, we believe we have become the preeminent brand for gamers by providing a proprietary software platform that allows them to create, compete, socialize and spectate gameplay and entertainment, both physically and digitally online. Our creator and player platform generates a significant amount of derivative gameplay content for further syndication beyond our own digital channels.

The fundamental driver of our business model and monetization strategy is creating deep community engagement through our highly personalized experiences that, when coupled with the critical mass of our large digital audiences, provides the depth and volume for premium content and offer monetization differentiated from a more traditional, commoditized advertising model. The combination of our physical venue network and digital programming channels, with Super League’s cloud-based, digital products platform technology at the hub, creates the opportunity for not just a share of the player’s wallet, but also the advertiser’s wallet. We do this by offering brand sponsors and advertisers a premium marketing channel to reach elusive Generation Z and Millennial gamers and creators and offering players ways to access exclusive tournaments and programming.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page 4 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

An exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act ”);

●	An extended transition period for complying with new or revised accounting standards;

●	Reduced disclosure about our executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We may take advantage of these provisions from the JOBS Act until the end of the fiscal year in which the fifth anniversary of our initial public offering, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (i) the last day of the fiscal year (a) in which we have more than $1.07 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens under the JOBS Act. We have taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

Corporate Information

Super League Gaming, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc. Our principal executive offices are located at 2912 Colorado Avenue, Suite #203, Santa Monica, California 90404, our Company telephone number is (802) 294-2754, and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “Prospectus Summary” and “Risk Factors,” in sections of our Annual Report on Form 10-K for the year ended December 31, 2020 titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause such difference, include:

●	overall strength and stability of general economic conditions and of the electronic video game sports (“esports”) industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our services and the games that we license for our tournaments and other experiences, as well as online gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●

other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the sections entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus, any prospectus supplement and the documents incorporated herein and those documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Use of Market and Industry Data

This prospectus includes market and industry data that we have obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Forecasts and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses. However, we have no present commitments or agreements to enter into any acquisitions or investments.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.  Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated certificate of incorporation (our “Charter”) authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Summary of Securities

The following description summarizes certain terms of our capital stock, including the number of shares of common stock that are authorized for issuance under our Charter, and the authorization of shares of preferred stock. Because the foregoing is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our Charter and Amended and Restated Bylaws (our “Bylaws”), which are included as exhibits to this prospectus, and to the applicable provisions of Delaware law.

Common Stock

Our Amended and Restated Charter currently authorizes 100.0 million shares of common stock for issuance. As of September 2, 2021, there were 35,778,259 shares of our common stock issued and outstanding, which were held by approximately 160 stockholders of record, approximately 2,266,151 shares of common stock issuable upon exercise of warrants to purchase our common stock, 2,362,238 shares of common stock issuable upon exercise of options held, 360,896 shares of our common stock issuable upon the vesting of restricted stock units held, and 1,912,089 shares of common stock authorized and available for issuance pursuant to our Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”). Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Neither our Charter or Bylaws do not and will not provide for cumulative voting rights.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under our Amended and Restated Charter, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10.0 million shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

As of September 2, 2021, no shares of our authorized preferred stock are outstanding. Because our Board of Directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our Charter, and our Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our Bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), any other claim for which the federal courts have exclusive jurisdiction or concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SLGG.”

Transfer Agent and Registrar

Our transfer agent is Issuer Direct whose address is 1981 E. Murray Holladay Rd #100, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

In the event that we issue any debt securities, we will issue such senior debt securities under a senior indenture that we will enter into with the trustee named in such senior indenture. We will file forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of potential senior debt securities, subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

In the event that we issue debt securities, we will issue such debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock, preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND

OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●

at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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On or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The financial statements of Super League Gaming, Inc.  as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020, incorporated in this Prospectus by reference from the Super League Gaming, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports thereon, have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 19, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 16, 2021;

●	our Current Report on Form 8-K, filed on January 14, 2021;

●	our Current Report on Form 8-K, filed on February 12, 2021;

●	our Current Report on Form 8-K, filed on March 11, 2021;

●	our Current Report on Form 8-K, filed on March 23, 2021;

●	our Current Report on Form 8-K, filed on April 21, 2021;

●	our Current Report on Form 8-K, filed on May 27, 2021;

●	our Current Report on Form 8-K, filed on June 7, 2021, as amended by our Current Report on Form 8-K/A filed on August 13, 2021;

●	our Current Report on Form 8-K, filed on June 16, 2021;

●	our Current Report on Form 8-K, filed on August 30, 2021; and

●

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(802) 294-2754

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

Up to $10,100,000 in Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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March 29, 2022